                                                               Sub-Item 77Q1(e)

                                AMENDMENT NO. 1
                                      TO
                    MASTER INTERGROUP SUB-ADVISORY CONTRACT

   This Amendment dated as of December 3, 2012, amends the Master Intergroup Sub-Advisory Contract (the "Contract"), dated August 27, 2012 by and among Invesco Advisers, Inc. (the "Adviser"), on behalf of Invesco Van Kampen Trust for Investment Grade Municipals, and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

   WHEREAS, the Trust desires to amend the Agreement to change the name of the Trust from Invesco Van Kampen Trust for Investment Grade Municipals to Invesco Trust for Investment Grade Municipals;

   IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                          INVESCO ADVISERS, INC.

                                          Adviser

                                          BY:     /s/ John M. Zerr
                                                  ------------------------------

                                          NAME:           John M. Zerr
                                                  ------------------------------

                                          TITLE:      Senior Vice President
                                                  ------------------------------

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
INVESCO ASSET MANAGEMENT                            INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH                                    LIMITED

Sub-Adviser                                         Sub-Adviser

By:      /s/ Alexander Lehmann  /s/ C. Puschmann    By:      /s/ M. McLoughlin
         -----------------------------------------           ----------------------------------------

Name:    Alexander Lehmann      C. Puschmann        Name:    M. McLoughlin
         -----------------------------------------           ----------------------------------------

Title:   Managing Director      Managing Director   Title:   Director
         -----------------------------------------           ----------------------------------------

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED            INVESCO AUSTRALIA LIMITED

Sub-Adviser                                         Sub-Adviser

By:      /s/ Masakazu Hasegawa                      By:      /s/ Nick Burrell
         -----------------------------------------           ----------------------------------------

Name:    Masakazu Hasegawa                          Name:    Nick Burrell
         -----------------------------------------           ----------------------------------------

Title:   Managing Director                          Title:   Company Secretary
         -----------------------------------------           ----------------------------------------

INVESCO HONG KONG LIMITED                           INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser                                         Sub-Adviser

By:      /s/ Fanny Lee  /s/ Gracie Liu              By:      /s/ Jeffrey H. Kupor
         -----------------------------------------           ----------------------------------------

Name:    Fanny Lee      Gracie Liu                  Name:    Jeffrey H. Kupor
         -----------------------------------------           ----------------------------------------

Title:   Director       Director                    Title:   Secretary & General Counsel
         -----------------------------------------           ----------------------------------------

INVESCO CANADA LTD.

Sub-Adviser

By:      /s/ Harsh Damani    /s/ Jamie Kingston
         -----------------------------------------

Name:    Harsh Damani        Jamie Kingston
         -----------------------------------------

Title:   SVP Fund Admin      SVP Product
         -----------------------------------------

                                   EXHIBIT A

                           ADDRESSES OF SUB-ADVISERS

Invesco Asset Management Deutschland GmbH
An der Welle 5, 1st Floor
Frankfurt, Germany 60322

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco Asset Management (Japan) Limited
14th Floor, Roppongi Hills Mori Tower,
10-1, Roppongi 6-chome, Minato-ku,
Tokyo, Japan 106-6114

Invesco Australia Limited
333 Collins Street, Level 26
Melbourne Victoria 3000, Australia

Invesco Hong Kong Limited
41/F Citibank Tower
3 Garden Road, Central
Hong Kong

Invesco Senior Secured Management, Inc.
1166 Avenue of the Americas, 27th Floor
New York, NY 10036
USA

Invesco Canada Ltd.
5140 Yonge Street
Suite 900
Toronto, ON, M2N 6X7